                                                                   EXHIBIT 10.21

                             SUB-SUBLEASE AGREEMENT

This SUB-SUBLEASE AGREEMENT (the "Sublease") is made and entered into this ___ day of February, 2001, by and between Ariba, Inc., a Delaware corporation ("Sublandlord") and Remedy Corporation, a Delaware corporation ("Subtenant"), with reference to the following facts:

                                    RECITALS

     A. Sublandlord is the subtenant under that certain sublease dated February 15, 1999, by and between Sublandlord, as subtenant, and 3Com Corporation, a Delaware corporation, as successor-in-interest to U.S. Robotics Access Corporation, a Delaware corporation ("Master Sublandlord"), as sublandlord, a copy of which is attached hereto as Exhibit A (the "Master Sublease"), under which Sublandlord subleases the premises commonly described as 1565 and 1585 Charleston Road, Mountain View, California consisting of one hundred thirty-one thousand five hundred eighty (131,580) rentable square feet (the "Premises").

     B. The Master Sublease is a sublease under and is subordinate to that certain lease dated June 12, 1996 by and between Charleston Place Associates, a California general partnership (the "Master Landlord"), as landlord, and U.S. Robotics Access Corporation, a Delaware corporation, as tenant, a copy of which is attached hereto as Exhibit B (the "Master Lease"), under which Master Landlord leases to Master Sublandlord the Premises. Master Landlord has consented to the Master Sublease in a written Consent to Sublease, a copy of which is included in Exhibit B. All references herein to the Master Lease shall also include the Consent to Sublease.

     C. Subtenant now desires to sublease from Sublandlord, and Sublandlord now desires to sublease to Subtenant, a portion of the Premises consisting of seventy-five thousand seven hundred eighty (75,780) rentable square feet more commonly known as 1585 Charleston Road, Mountain View, California, as more particularly described on Exhibit C attached hereto and incorporated herein (the "Sublease Premises").

     D. Any capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Master Sublease and Master Lease. In the event of a conflict between a definition in this Sublease and in the Master Sublease or Master Lease, the Sublease definition shall control.

                                   AGREEMENT

     NOW THEREFORE, Sublandlord and Subtenant agree as follows:

      1. SUBLEASE. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises on the terms and conditions contained herein.

      2.    TERM.

            2.1 TERM. Subject to the other provisions of this Article 2 and receipt of the consents referenced in Article 29, the term of this Sublease (hereinafter "Term") shall commence on April 23, 2001 (the "Commencement Date") and shall expire on May 31, 2003 (the "Expiration Date"), unless earlier terminated pursuant to the terms of this Sublease or the termination of the Master Sublease.

            2.2 DELAY IN DELIVERY OF POSSESSION. Notwithstanding the provisions of Section 2.1 above, if for any reason Sublandlord fails to deliver possession of the Sublease Premises to Subtenant on the Commencement Date, Sublandlord shall not be subject to any liability on account of said failure to deliver, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, but in such event Subtenant shall have a right to abatement of Base Rent (other than the amounts due at execution of this Sublease) until possession of the Sublease Premises is tendered to Subtenant. If Sublandlord has not delivered possession of the Sublease Premises on or before June 23, 2001, then Subtenant, as its sole remedy, shall have the option of terminating this Sublease and, upon notice of such termination to Sublandlord, Sublandlord shall promptly refund any monies previously tendered by Subtenant, this Sublease shall immediately terminate and neither party shall have any further rights or obligations under this Sublease. Notwithstanding the foregoing, to the extent delivery of possession of the Sublease Premises is delayed as a result of any act or omission of Subtenant or its agents, Sublandlord shall be deemed to have delivered possession of the Sublease Premises as of Commencement Date or such later date as Sublandlord could have tendered possession if no such act or omission had occurred.

      3. RIGHT TO EXTEND TERM. Subtenant shall have the right to extend the Term of this Sublease for one (1) additional period of up to six (6) months (the "Extension Period") if:

            A. Sublandlord receives notice of exercise ("Renewal Notice") not later than November 30, 2002; and

            B. Subtenant is not in default hereunder beyond any applicable cure periods at the time that Tenant delivers its Renewal Notice; and

            C. This Sublease has not been assigned (other than to an Affiliate or pursuant to a Permitted Transfer referenced in Article 11 below), and not more than 20% of the Sublease Premises has been further sublet by Subtenant (other than to an Affiliate or pursuant to a Permitted Transfer referenced in Article 11 below), prior to the date on which Tenant delivers its Renewal Notice.

Base Rent for the Extension Period shall be Four Hundred Thirty-Five Thousand Seven Hundred Thirty-Five ($435,735) per month. The Renewal Notice shall specify the expiration date of the Extension Period, which shall be the last day of a calendar month. Base Rent and Additional Rent for the Extension Period shall be payable on the same terms as such items are payable hereunder during the initial Term.

     4.  RENT.

          4.1 BASE RENT. Commencing on the later of (i) May 15, 2001, or (ii) fourteen (14) days following the date that possession of the Sublease Premises are delivered to Subtenant by Sublandlord ("Rent Commencement Date"), Subtenant shall pay to Sublandlord, as monthly base rent, the following (the "Base Rent"):

          A. for the first twelve (12) months of this Sublease beginning with the Commencement Date, Base Rent shall be Three Hundred Ninety Seven Thousand Eight Hundred Forty Five ($397,845) per month.

          B. for the balance of the initial Term, Base Rent shall be Four Hundred Sixteen Thousand Seven Hundred Ninety ($416,790) per month.

For purposes of determining the Rent Commencement Date, to the extent delivery of possession of the Sublease Premises is delayed as a result of any act or omission of Subtenant or its agents, Sublandlord shall be deemed to have delivered possession of the Sublease Premises as of the Commencement Date or such later date as Sublandlord could have tendered possession if no such act or omission had occurred.

Base Rent shall be paid in equal monthly installments in advance on the first day of each calendar month of the Term; provided, that Three Hundred Ninety Seven Thousand Eight Hundred Forty Five (397,845) ("First Month's Pre-Paid Rent"), to be credited against the first full month of Base Rent, shall be paid by Subtenant to Sublandlord within two (2) business days following receipt of Master Landlord's and Master Sublandlord's consent to this Sublease; and an amount sufficient to pay Base Rent for the remainder of any calendar month which is partially paid by the First Month's Pre-Paid Rent, also to be credited against Base Rent, shall be paid by Subtenant to Sublandlord on the first day of such calendar month. For example, if the Rent Commencement Date is May 15, 2001, then the First Installment of Pre-paid Rent shall cover the period May 15 through June 14, 2001, and Subtenant will pay Base Rent of $212,184 (for the 16 day period June 15 - 30, 2001) on June 1, 2001. If the Rent Commencement Date is June 4, 2001, then the First Installment of Pre-paid Rent shall cover the period June 4 through July 3, 2001, and Subtenant will pay Base Rent of $346,510.16 (for the 27 day period July 4 - 31, 2001) on July 1, 2001.

          4.2 ADDITIONAL RENT. If and to the extent that Sublandlord is obligated to pay Operating Expenses and/or Additional Rent under the Master Sublease, Subtenant shall pay to Sublandlord, fifty-eight percent (58%) of all such amounts payable during the term of this Sublease (the "Sublease Share"). Notwithstanding the foregoing, the Sublease Share shall be equitably adjusted by the parties for any item of Operating Expenses or Additional

Rent that relates to or benefits the Sublease Premises disproportionately as compared to the balance of the Premises, or that arises as the result of the negligence or willful misconduct of Sublandlord or Subtenant or any of their employees, agents or invitees or a breach of this Sublease by Sublandlord or Subtenant. As an example but not in limitation of the generality of the foregoing, the Sublease Share payable by Subtenant would be 100% with respect to any cost to repair the building located on the Sublease Premises that is payable as an Operating Expense or Additional Rent under the Master Sublease. Similarly, and again as an example only, the Sublease Share payable by Subtenant would be 0% with respect to any cost to repair the building at 1565 Charleston so long as such building is a part of the Premises but not part of the Sublease Premises. Any reasonably adjustment in the Sublease Share by Sublandlord shall be rebuttably presumed to be correct. In addition, Subtenant shall pay additional rent payable under the Master Sublease to the extent payable as a result of services requested or consumed by Subtenant on the Sublease Premises. The Sublease Share is calculated by dividing the rentable area of the Sublease Premises by the rentable area of the Premises leased by Master Sublandlord to Sublandlord pursuant to the Master Sublease. In the event the rentable area of the Premises or the area of the premises leased pursuant to the Master Sublease shall be changed during the Term, then the Sublease Share shall be recalculated. All payments under this Section 4.2 shall be due from Subtenant to Sublandlord no fewer than five (5) days prior to the date upon which Sublandlord's payment of Operating Expenses and/or Additional Rent is due to the Master Sublandlord, provided that Subtenant shall have been billed therefor at least ten (10) days prior to such due date (which bill shall be accompanied by a copy of Master Sublandlord's bill and other material furnished to Sublandlord in connection therewith). Sublandlord shall refund to Subtenant any overpayment by Subtenant of Operating Expenses and/or Additional Rent to the extent of the Sublease Share of reimbursement received by Sublandlord under the Master Sublease.

     4.3 GENERALLY. Base Rent shall be payable to Sublandlord at 1565 Charleston Road, Mountain View, California; Attention: Real Estate Manager, or to such other payee or at such other address as may be designated by notice in writing from Sublandlord to Subtenant, in lawful money of the United States without prior demand therefor and without any setoff, deduction, abatement, or offset whatsoever, except as provided herein. Base Rent shall be pro-rated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Subtenant to Sublandlord under this Sublease in addition to Base Rent shall be deemed "Additional Rent," and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent." Subtenant's covenant to pay Rent shall be independent of every other covenant in this Sublease. If Rent is not paid when due, Subtenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Sublandlord to Master Sublandlord for late payment of the same dollar amount under the Master Sublease. With respect to the first late payment in any 12 month period, the foregoing late fee shall not be payable if Subtenant pays the full delinquent amount within ten (10) days following written notice from Sublandlord that such amount has not been paid.

     5. SECURITY DEPOSIT. To secure the faithful performance by Subtenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of

Subtenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Subtenant shall deposit with Sublandlord, within five (5) business days following receipt of Master Landlord's and Master Sublandlord's consent to this Sublease, a security deposit in the amount of Four Hundred Seventy Three Thousand Six Hundred Twenty Five Dollars ($473,625) (the "Security Deposit"). The Security Deposit may be in the form of cash or an irrevocable standby letter of credit, as described below. Subtenant agrees that: (a) the Security Deposit or any portion thereof may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Sublandlord may have on account thereof, and upon such application Subtenant shall pay Sublandlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Master Sublease be assigned by Sublandlord, the Security Deposit or any portion thereof not previously applied shall be turned over to Sublandlord's assignee, and upon express assumption of Sublandlord's obligations under this Sublease Subtenant shall release Sublandlord from any and all liability with respect to the Security Deposit and/or its application or return; (c) Sublandlord or its successor shall not be obligated to hold the Security Deposit as a separate fund, but on the contrary may commingle the same with its other funds; (d) the sum deposited or the portion thereof not previously applied, shall be returned to Subtenant without interest following the expiration of the Term of this Sublease or any renewal or extension thereof, except to the extent reasonably required to cure any breach by Subtenant of any of its obligations hereunder and provided that Subtenant has vacated the Sublease Premises and surrendered possession thereof to Sublandlord at the expiration of the Term or any extension or renewal thereof as provided herein; (e) in the event that Sublandlord terminates this Sublease or Subtenant's right to possession by reason of an Event of Default by Subtenant, Sublandlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Subtenant's default; (f) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Subtenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Sublandlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Sublandlord in partial liquidation of Sublandlord's damages.

      If Subtenant elects to deposit the Security Deposit by a letter of credit, such letter of credit shall be an irrevocable, unconditional, standby letter of credit in a form substantially similar to the form attached hereto as Exhibit D and incorporated herein (such letter of credit, together with any renewal or replacement letters of credit delivered or to be delivered by Subtenant under this Section, shall be referred to herein collectively as the "Letter of Credit"). The Letter of Credit shall be issued by a national money center bank with an office in San Francisco, California (the "Issuer"). The final form of the Letter of Credit, the identity of the Issuer, and the form of any replacement Letter of Credit shall be acceptable to Sublandlord in its sole discretion. The Letter of Credit shall be for an initial term of not less than twelve (12) months and shall be maintained in force at all times from issuance through sixty (60) days following the expiration or earlier termination of this Sublease. If Subtenant fails to deliver to Sublandlord either a replacement Letter of Credit or cash in the full amount of the Security Deposit required hereunder at least forty-five (45) days prior to the expiration date of an outstanding Letter of Credit, such failure shall be a default under this Sublease (without the requirement of notice) entitling Sublandlord, in addition to its other remedies, to draw down all or part of the current Letter of Credit. Sublandlord shall have the right, upon a transfer or assignment of its rights as landlord under this Sublease, to require Subtenant to deliver a replacement Letter of Credit designating Sublandlord's successor as the beneficiary, at Subtenant's sole cost and expense. No draw under the Letter of Credit shall be deemed a waiver of, or be deemed to have cured, any default by Subtenant under any provision of this Sublease except to the extent directly applied to cure such default(s).

     6. USE. The Sublease Premises shall be used and occupied only for general office, administration, research and development, and for no other purpose. Subtenant's use of the Sublease Premises shall comply with all restrictions and regulations on use contained in either the Master Lease or the Master Sublease, or both, the Declaration of Covenants, Conditions and Restrictions for Charleston Place dated July 16, 1991, and all other restrictions of record.

     7. CONDITION OF SUBLEASE PREMISES. Sublandlord shall deliver the Sublease Premises to Subtenant with the heating, ventilation, air conditioning, plumbing, and electrical systems of the Sublease Premises in good working condition and repair. To the best knowledge of Sublandlord, the roof, landscaping, structural components and parking areas of the Sublease Premises are in good working condition and repair. Subtenant acknowledges and agrees that Sublandlord shall have the right, but not the obligation, to remove or disable the existing security system in the Sublease Premises prior to delivering possession of the Sublease Premises to Subtenant. The taking of possession of the Sublease Premises by Subtenant shall constitute an acknowledgment by Subtenant that the Sublease Premises are in good working condition and repair, and that all work and materials provided by Sublandlord, Master Sublandlord and Master Landlord are satisfactory, except as to any defect agreed to in writing by Sublandlord and Subtenant at a walk through to be conducted prior to transfer of possession, and any latent defects that are described in written notice given by Subtenant to Sublandlord not later than sixty (60) days after delivery of possession to Subtenant. Any damage to the Sublease Premises caused by Subtenant's move-in shall be repaired or corrected by Subtenant at its expense. Subtenant acknowledges that neither Sublandlord nor its agents have made any representations or warranties as to the suitability or fitness of the sublease Premises for the conduct of Subtenant's business or for any other purposes. Except as otherwise expressly set forth herein, the Sublease Premises shall be delivered by Sublandlord to Subtenant AS IS and Subtenant agrees that it takes possession of the Sublease Premises without relying on any representation or warranty by Sublandlord as to the condition of the Sublease Premises other than as expressly specified herein.

     8. SUBTENANT'S OBLIGATIONS. Subtenant shall directly contract for all utilities and telecommunications services to serve the Sublease Premises, and shall pay all utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power to the Sublease Premises. Subject to the provisions of this Sublease, Subtenant shall hold Sublandlord harmless from all cost or expenses Sublandlord may incur from Subtenant's failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities and all maintenance, repairs and replacements with respect to the Sublease Premises to the extent Sublandlord is obligated to perform the same under the Master Sublease after the Commencement Date. Except as otherwise provided herein, Subtenant shall be responsible for all maintenance, repair and replacement obligations with respect to the Sublease Premises that are the responsibility of Sublandlord under the Master Sublease. If any such maintenance, repair or replacement requires an expenditure which is required to be capitalized under generally accepted accounting principles, Subtenant shall perform such obligation, the expenditure required to be capitalized shall be allocated between Sublandlord and Subtenant in accordance with the following formula, and Sublandlord shall reimburse Subtenant for Sublandlord's share of such cost. Sublandlord's reimbursement obligation shall be equal to the total amount of the capitalized expenditure times a fraction, the numerator of which is the number of months remaining of the term of the Master Sublease following expiration of the term of this Sublease, and the denominator is the total number of months remaining of the term of the Master Sublease. By way of example, if there are 12 months remaining in the term of this Sublease, and 48 month remaining in the term of the Master Sublease, Sublandlord's reimbursement obligation would be 3/4 of the amount of the capitalized expenditure (numerator = 48 - 12; denominator = 48).

      9. QUIET ENJOYMENT. Sublandlord represents that is has full power and authority to enter into this Sublease, subject to the consent of the Master Sublandlord and Master Landlord. So long as Subtenant is not in default in the performance of its covenants and agreements in this Sublease, Subtenant's quiet and peaceable enjoyment of the Sublease Premises shall not be disturbed or interfered with by Sublandlord, or by any person claiming by, through, or under Sublandlord.

      10. SUBTENANT'S INSURANCE. Subtenant shall procure and maintain, at its own cost and expense, (i) such liability insurance as is required to be carried by Sublandlord under the Master Sublease, naming Sublandlord, Master Sublandlord and Master Landlord in the manner required therein, and (ii) such property insurance as is required to be carried by Sublandlord under the Master Sublease to the extent such property insurance pertains to the Sublease Premises. If the Master Sublease requires Sublandlord to insure leasehold improvements or alterations, then Subtenant shall insure such leasehold improvements which are located in the Sublease Premises, as well as alterations in the Sublease Premises made by Subtenant. Subtenant shall furnish to Sublandlord a certificate of Subtenant's insurance required hereunder not later than ten (10) days prior to Subtenant's taking possession of the Sublease Premises. Each party hereby waives claims against the other for property damage to the extent the cost to restore such damage in insured under applicable insurance policies payable to the waiving party and provided such waiver shall not invalidate the waiving party's property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Subtenant hereby waives claims against Sublandlord, Master Landlord and Master Sublandlord for property damage to the Sublease Premises or its contents if and to the extent that Sublandlord waives such claims under the Master Sublease or the Master Lease. Subtenant agrees to obtain, for the benefit of Master Sublandlord, Master Landlord and Sublandlord, such waivers of subrogation rights from its insurer as are required of Sublandlord under the Master Sublease or the Master Lease. Sublandlord agrees to use reasonable efforts in good faith to obtain from Master Sublandlord and Master Landlord a waiver of claims for insurable property damage losses and an agreement from Master Sublandlord and Master Landlord to obtain a waiver of subrogation rights in Master Sublandlord's and Master Landlord's property insurance, if and to the extent that Master Sublandlord and Master Landlord waives such claims against Sublandlord under the Master Sublease or Master Lease or is required under the Master Sublease or Master Lease to obtain such waiver of subrogation rights.

     11. ASSIGNMENT AND SUBLETTING. Without the prior written consent of Sublandlord, Master Landlord and Master Sublandlord, Subtenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Subtenant's interest by operation of law;
(iii) further sublet the Sublease Premises or any part thereof, or (iv) permit the occupancy of the Sublease Premises or any part thereof by anyone other than Subtenant. Sublandlord's consent to an assignment of this Sublease or a further sublease of the Sublease Premises shall not be unreasonably withheld or conditioned and shall be delivered or withheld within fifteen (15) business days after Subtenant's request for such consent. If Sublandlord consents thereto, Sublandlord shall use reasonable efforts to obtain as quickly as reasonably possible the consent of Master Sublandlord and Master Landlord; but Sublandlord shall have no liability to Subtenant if Master Landlord or Master Sublandlord fails to consent. Any cost of obtaining the consent of Master Landlord and Master Sublandlord shall be borne by Subtenant. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Subtenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Subtenant from Subtenant's obligations and agreements hereunder and Subtenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made. If expressly approved by Master Sublandlord and Master Landlord in their respective consents to this Sublease, Subtenant shall have the right to consummate Permitted Transfers, without the consent of Sublandlord, Master Sublandlord or Master Landlord and transfers to Subtenant's "affiliates" (as defined in Paragraph 9(g) of the Master Lease) subject only to the conditions referenced in 9(e) and (g) of the Master Lease, as if Subtenant were the tenant thereunder.

     12. RESERVED.

     13. RESERVED.

     14. SIGNAGE. Subtenant and Sublandlord shall share monument signage rights and proportionate costs for such signage on Charleston Road and Huff Street as shown on Exhibit E attached hereto and incorporated herein (the "Signage Specifications"). All such signage shall be subject to Master Sublandlord's approval, Master Landlord's approval and the approval of all applicable governing entities, including, but not limited to the City of Mountain View and the Declaration of Covenants, Conditions and Restrictions for Charleston Place dated July 16, 1991.

     15. PARKING. Subtenant shall be entitled to use its Sublease Share of the parking spaces made available to Sublandlord under the Master Sublease.

     16. RULES. Subtenant agrees to comply with all rules and regulations currently in place or hereafter promulgated under the Master Sublease or Master Lease in connection with the Sublease Premises, including but not limited to the Rules and Regulations attached as Exhibit C to the Master Lease and incorporated by reference into the Master Sublease. Sublandlord shall not be liable in any way for damage caused by the non-observance of such rules and regulations by any other occupants of the Premises.

     17. REPAIRS AND COMPLIANCE. Subtenant shall promptly pay for the repairs set forth in Section 8 hereof and Subtenant shall, at Subtenant's own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Sublease Premises or to Subtenant's use or manner of use thereof required to be performed by Sublandlord under the Master Lease, except that Subtenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any expenditure required to be capitalized under generally accepted accounting principles or structural alteration of or in connection with the Sublease Premises, unless such alteration is required by reason of Subtenant's particular use or manner of use of the Sublease Premises, or is required by reason of a breach of any of Subtenant's covenants and agreements hereunder.
As used herein "structure" or "structural" shall have the definition ascribed to it in the Master Sublease or if no specific definition is given therein then "structure" or "structural" shall mean that portion of the Building which is integral to the integrity of the Building as an existing enclosed unit and shall, in any event, include footings, foundation, outside walls, skeleton, bearing columns and interior bearing walls, floor slabs, roof and roofing system. Capital expenditures required of Subtenant under this Section shall be performed by Subtenant and the cost thereof shall be allocated between the Sublandlord and Subtenant in accordance with the procedure described in Article 8 above.

     18. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Sublease Premises, or of a taking of all or a part of the Sublease Premises under the power of eminent domain, Sublandlord shall not exercise any right which may have the effect of terminating the Master Sublease without first obtaining the prior written consent of Subtenant. In the event Sublandlord is entitled, under the Master Sublease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Subtenant shall be entitled to the Sublease Share of such rent abatement unless the effect on the Sublease Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be. If the Master Sublease imposes on Sublandlord or Master Sublandlord, or the Master Lease imposes on Master Landlord, the obligation to repair or restore leasehold improvements or alterations, Subtenant shall make any insurance proceeds resulting from the loss which Sublandlord, Master Sublandlord or Master Landlord or Master Landlord is obligated to repair or restore available to such party and shall permit such party to enter the Sublease Premises to perform the same. Subtenant shall have the right to terminate the Sublease as a result of a casualty or condemnation only to the extent Sublandlord has the right to terminate the Master Sublease as a result of such event.

     19. ALTERATIONS. Subject to obtaining all applicable governmental permits and approvals, and the consents of Master Sublandlord and Master Landlord, Subtenant shall have the right, at Subtenant's sole cost and expense, to upgrade to the primary building lobby and an upgrade the first floor "break area" by constructing a kitchen according to the preliminary plans attached hereto as Exhibit F (the "Initial Alterations"). Prior to beginning the Initial Alterations, Subtenant shall submit detailed, final plans to Sublandlord for Sublandlord's review and approval. Sublandlord's approval of such plans shall not be unreasonably withheld, and if Sublandlord consents thereto, Sublandlord shall use reasonable efforts to obtain the consent of Master Sublandlord and Master Landlord. If the Initial Alterations by Subtenant are permitted or consented to as aforesaid, Subtenant shall comply with all of the covenants of Sublandlord contained in the Master Sublease pertaining to the performance of such alterations. In addition, Subtenant shall indemnify, defend and hold harmless Sublandlord against liability, loss, cost, damage, liens and expense imposed on Sublandlord arising out of the performance of Alterations by Subtenant. Notwithstanding the foregoing, Subtenant shall not make any alterations in or additions to the Sublease Premises if to do so would constitute a default under the Master Sublease or the Master Lease.

     Subtenant shall make no other alterations or improvements to the Sublease Premises ("Alterations") without the prior written approval of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed (and shall be delivered or withheld within fifteen (15) days after request therefor), and the approval of Master Landlord and Master Sublandlord.

     20. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Subtenant's right to possession of the Sublease Premises, Subtenant will at once surrender and deliver up the Sublease Premises, together with all improvements thereon, to Sublandlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Subtenant's failure to perform maintenance, repairs or replacements are required of Subtenant under this Sublease shall not be deemed "reasonable wear and tear." Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Sublease Premises (as distinguished from operations incident to the business of Subtenant). Subtenant shall surrender to Sublandlord all keys to the Sublease Premises and make known to Sublandlord the combination of all combination locks which Subtenant is permitted to leave on the Sublease Premises. All Alterations in or upon the Premises made by Subtenant shall become a part of and shall remain upon the Sublease Premises upon such termination without compensation, allowance or credit to Subtenant; provided, however, that Sublandlord shall have the right to require Subtenant to remove any Alterations (other than the Initial Alterations) made by Subtenant, or portion thereof. Said right shall be exercisable by Sublandlord's giving written notice thereof to Subtenant concurrently with Sublandlord's consent to such Alterations. Subtenant shall also remove any Alterations made by Subtenant, or portion thereof, including the Initial Alterations, which the Master Landlord or Master Sublandlord require to be removed. In connection with any removal of Alterations (including the Initial Alterations) by Subtenant, Subtenant shall restore the Sublease Premises to their condition prior to the making of such Alteration, repairing any damage occasioned by such removal or restoration. If Master Landlord or Master

Sublandlord requires removal of any Alteration made by Subtenant, or a portion thereof, and Subtenant does not make such removal in accordance with this Section, Sublandlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Subtenant, or warehouse the same. Subtenant shall pay the costs of such removal, repair, delivery and warehousing on demand. Subtenant shall not be required to remove any alterations performed by Landlord prior to the Commencement Date or to restore the Sublease Premises to their condition prior to the making of such alterations.

     21. REMOVAL OF SUBTENANT'S PROPERTY. Upon the expiration of this Sublease, Subtenant shall remove Subtenant's articles of personal property incident to Subtenant's business ("Trade Fixtures"); provided, however, that Subtenant shall repair any injury or damage to the Sublease Premises which may result from such removal, and shall restore the Sublease Premises to the same condition as prior to the installation thereof. If Subtenant does not remove Subtenant's Trade Fixtures from the Sublease Premises prior to the expiration or earlier termination of the Term, Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Sublease Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Subtenant, or warehouse the same, and Subtenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Sublandlord on demand, or Sublandlord may treat said Trade Fixtures as having been conveyed to Sublandlord with this Lease as a bill of sale, without further payment or credit by Sublandlord to Subtenant.

     22. HOLDING OVER. Subtenant shall have no right to occupy the Sublease Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Subtenant's right to possession in consequence of an Event of Default hereunder. In the event Subtenant or any party claiming by, through or under Subtenant holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Sublease Premises, and to recover damages, including without limitation, damages payable by Sublandlord to Master Sublandlord by reason of such holdover. For each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Sublease Premises after the expiration of this Sublease or after termination of this Sublease or Subtenant's right to possession, Subtenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to 150% of the rate of Base Rent payable by Subtenant hereunder immediately prior to the expiration or other termination of this Sublease or of Subtenant's right to possession. The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

     23. ENCUMBERING TITLE. Subtenant shall not do any act which shall in any way encumber the title of Master Landlord in and to the Building or the Premises, nor shall the interest of Master Sublandlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Subtenant, or by reason of any other act or omission of Subtenant. Any claim to, or lien upon, the Sublease Premises, the Building or the Premises arising from any act or omission of Subtenant shall accrue only against the subleasehold estate of Subtenant and shall be subject and subordinate to the paramount title and rights of Master Landlord in and to the Building and the Premises and the interests of Master Sublandlord and Sublandlord in the Premises leased pursuant to the Master Lease and Master Sublease. Without limiting the generality of the foregoing, Subtenant shall not permit the Sublease Premises, the Building or the Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Sublease Premises by, or at the direction or sufferance of, Subtenant, provided, however, that if so permitted under the Master Sublease, Subtenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Subtenant shall give to Master Sublandlord and Sublandlord such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Sublease Premises, the Building or the Premises by reason of nonpayment thereof, provided further, however, that on final determination of the lien or claim or lien, Subtenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

     24. INDEMNITY. Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from all losses, damages, liabilities and expenses which Sublandlord may incur, or for which Sublandlord may be liable to Master Sublandlord, to the extent arising from the acts or omissions of Subtenant which are the subject matter of any indemnity or hold harmless of Sublandlord to Master Sublandlord under the Master Sublease or arising out of or resulting from a breach of Subtenant's obligations under this Sublease or to the extent arising out of or resulting from the negligence or willful misconduct of Subtenant and/or Subtenant's agents or contractors. Sublandlord agrees to indemnify Subtenant and hold Subtenant harmless from all losses, damages, liabilities and expenses which Subtenant may incur, or for which Subtenant may be liable to the extent arising out of or resulting from a breach of Sublandlord's obligations under this Sublease or to the extent arising out of or resulting from the negligence or willful misconduct of Sublandlord and/or Sublandlord's agents or contractors. Notwithstanding any other provisions herein to the contrary, under no circumstances shall Subtenant or Sublandlord be liable for any indirect, special, incidental or consequential damages (including lost profits) sustained or incurred by the other party in connection with this Sublease, regardless of the form of action or legal or equitable theory and whether or not such damages were foreseeable.

     25. SUBLANDLORD'S RIGHTS. Sublandlord reserves the right, on reasonable prior notice, to inspect the Sublease Premises, or to exhibit the Sublease Premises to persons having a legitimate interest at any time during the Sublease term.

     26. DEFAULTS. Subtenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein.

          (a) Subtenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Subtenant asking reorganization of Subtenant under the federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

          (b) Subtenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the federal laws now or hereafter amended, or Subtenant shall institute any proceedings for relief of Subtenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

          (c) Subtenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Subtenant or any of the property of Subtenant; or

          (d) Subtenant shall admit in writing its inability to pay its debts as they become due; or

          (e) The Sublease Premises are levied on by any revenue officer or similar officer; or

          (f) A decree or order appointing a receiver of the property of Subtenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

          (g) Subtenant shall abandon the Sublease Premises during the Term or the renewal Term hereof for a period of two (2) months; or

          (h) Subtenant shall default in any payment of Rent required to be made by Subtenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Subtenant; or

          (i) Subtenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 11 of this Sublease or shall default with respect to lien claims as set forth in Section 24 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Subtenant; or

          (j) Subtenant shall, by its act or omission to act, cause a default under the Master Sublease and such default shall not be cured within the time, if any, permitted for such cure under the Master Sublease; or

          (k) Subtenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Subtenant, and such default shall continue for thirty (30) days after notice thereof in writing to Subtenant, provided however if the nature of such default requires longer than 30 days to cure Subtenant shall not be deemed to be in default if Subtenant commences such cure within said 30 day period and diligently pursues such cure to completion as soon as reasonably practicable.

     27. REMEDIES. Upon the occurrence of any one or more Events of Default, Sublandlord may exercise any remedy against Subtenant which Master Sublandlord may exercise for default by Sublandlord under the Master Sublease.

     28. MASTER SUBLEASE. Sublandlord is the subtenant under the Master Sublease. Sublandlord represents and warrants to Subtenant that, (a) Sublandlord has delivered to Subtenant a full and complete copy of the Master Sublease and all other agreements between Master Sublandlord and Sublandlord relating to the leasing, use, and occupancy of the Sublease Premises, (b) the Master Sublease is, as of the date hereof, in full force and effect, (c) Sublandlord has performed all of Sublandlord's obligations under the Master Sublease and (d) to Sublandlord's knowledge no event of default by Master Sublandlord has occurred under the Master Sublease and, to Sublandlord's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

          28.1 SUBLEASE SUBORDINATE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Master Sublease and the Master Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Master Sublease or the Master Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Master Sublease and Master Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Sublease which by their nature are intended to benefit the party in possession of the Sublease Premises, and in order to protect Sublandlord against a default by Subtenant which might cause a default or event of default by Sublandlord under the Master
Sublease:

               (a) Provided Subtenant shall timely pay all Rent when and as due under this Sublease, Sublandlord shall pay, when and as due, all base rent, additional rent and other charges payable by Sublandlord to Master Sublandlord under the Master Sublease;

               (b) Except as otherwise expressly provided herein, Sublandlord shall perform its covenants and obligations under the Master Sublease which do not require for their performance possession of the Sublease Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord. For example, Sublandlord shall at all times keep in full force and effect all insurance required of Sublandlord as Subtenant under the Master Sublease.

               (c) Except as otherwise expressly provided herein, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Sublease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Sublease Premises and such performance is not required as a result of a breach or default by Sublandlord under this Sublease and/or the Master Sublease. If practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Master Sublease at least five (5) days prior to the date when Sublandlord's performance is required under the Master Sublease. Sublandlord shall have the right to enter the Sublease Premises to cure any default by Subtenant under this section.

          (d) Sublandlord shall not agree to terminate or amend the Master Sublease in a manner which might have a material adverse effect on Subtenant's occupancy of the Sublease Premises or its use of the Sublease Premises for their intended purpose, unless Sublandlord shall first obtain Subtenant's prior written approval thereof, which shall not be unreasonably withheld, conditioned or delayed.

          (e) Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Sublease Premises which are to be provided by Master Sublandlord under the Master Sublease or by Master Landlord under the Master Lease. Sublandlord shall have no duty to perform any obligations of Master Sublandlord or Master Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Sublandlord shall not be required to provide the services or repairs which the Master Landlord is required to provide under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Sublandlord or Master Landlord in the performance or observance by such parties of any of their obligations under the Master Sublease or the Master Lease, nor shall such default by Master Sublandlord or Master Landlord affect this Sublease or waive or defer the performance of any of the Subtenant's obligations hereunder except to the extent that such default excuses performance by Sublandlord. Notwithstanding the foregoing, the parties contemplate that Master Sublandlord shall, in fact, perform its obligations under the Master Sublease and in the event of any default or failure of such performance by Master Sublandlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon Master Sublandlord to perform its obligations under the Master Sublease and, provided that Subtenant specifically agrees to pay Subtenant's equitable share of the costs and expenses of Sublandlord and provides Sublandlord with security reasonably satisfactory to Landlord to pay such costs and expenses, Sublandlord will take appropriate legal action to enforce the Master Sublease.

     29. MASTER SUBLANDLORD'S AND MASTER LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord's obtaining prior written consent hereto by Master Sublandlord and Master Landlord. Subtenant shall promptly deliver to Sublandlord any non confidential information reasonably requested by Master Sublandlord or Master Landlord with respect to the nature and operation of Subtenant's business and/or the financial condition of Subtenant. Sublandlord and Subtenant hereby agree, for the benefit of Master Sublandlord and Master Landlord, that this Sublease and the consent hereto of Master Sublandlord and Master Landlord shall not (a) create privity of contract between Master Sublandlord and Subtenant or Master Landlord and Subtenant; (b) be deemed to have amended the Master Sublease or the Master Lease in any regard; or (c) be construed as a waiver by Master Sublandlord or Master Landlord of any right to consent to any assignment of the Master Sublease by Sublandlord or any further subletting of premises leased pursuant to the Master Sublease, or as a waiver of Master Sublandlord's or Master Landlord's right to consent to any assignment by Subtenant of this Sublease or any sub-subletting of the Sublease Premises or any part thereof. Master Sublandlord's consent shall be deemed to evidence Master Sublandlord's agreement that Subtenant may use the Sublease Premises for the purpose set forth herein and that Subtenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Master Sublandlord's property if and to the extent that the Master Sublease provides such waivers for the benefit of Sublandlord; and Master Landlord's consent shall be deemed to evidence Master Landlord's agreement that Subtenant may use the Sublease Premises for the purpose set forth herein and that Subtenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Master Landlord's property if and to the extent that the Master Lease provides such waivers for the benefit of Master Sublandlord. If Master Sublandlord or Master Landlord fails to consent to this Sublease within twenty-eight (28) days after the execution and delivery of this Sublease, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before Master Sublandlord and Master Landlord have each granted such consent.

     30. ADDITIONAL SERVICES. Sublandlord shall cooperate with Subtenant to cause Master Sublandlord and Master Landlord to provide services required by Subtenant in addition to those otherwise required to be provided under the Master Sublease and the Master Lease. Subtenant shall pay any charge for such services promptly after having been billed therefor. If at any time a charge for such additional services is attributable to the use of such services both by Sublandlord and by Subtenant, the cost thereof shall be equitably divided between Sublandlord and Subtenant.

     31. FORCE MAJEURE. Neither party shall be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on such party's part to be performed, if such party's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by the other party or the other party's agents, employees and invitees or any other cause beyond the reasonable control of such party. The foregoing shall not extend the time limits referenced in Section 2.2, and shall not apply to the payment of any amounts payable hereunder.

     32. BROKERS. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than Cushman Realty Corporation as broker for Subtenant and Colliers International as broker for Sublandlord. The commissions due each broker named herein shall be paid by Sublandlord pursuant to a separate written agreement with Colliers International. Each party covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.

     33.  MISCELLANEOUS.

     34. NOTICES AND CONSENTS. All notices and other communications authorized or required hereunder shall be given in writing by personal delivery, or by facsimile (with copy of such notice sent on the same day by mail or overnight private courier in accordance with the provisions herein) or by overnight mail or overnight private courier. Personally delivered notices shall be deemed received on the date of delivery. Facsimile notices shall be deemed received on the day sent if sent prior to 5:00 p.m. P.S.T. or if sent after 5:00 p.m. P.S.T., then deemed received on the next day. Overnight mail or couriered notices shall be deemed received the business day following deposit into the U.S. mail or delivery to the private courier. Mailed or couriered notices shall be addressed as set forth below, but either party may change its address by giving written notice thereof to the other in accordance with the provisions of this Article.


     If to Sublandlord:       Ariba, Inc.
                              1565 Charleston Road
                              Mountain View, CA 94043
                              Attn: Real Estate Manager
                              Fax: (650) 461-5499

          With a copy to:     Ariba, Inc.
                              1565 Charleston Road
                              Mountain View, CA 94043
                              Attn: General Counsel
                              Fax: (650) 930-8193

          And a copy to:      Thomas B. Jacob, Esq.
                              Thoits, Love, Hershberger & McLean
                              245 Lytton Avenue, Suite 300
                              Palo Alto, California 94301
                              Fax: (650) 325-5572

     If to Subtenant:         Remedy Corporation
                              1585 Charleston Road
                              Mountain View, CA 94043
                              Attn: Ed Palma
                              Fax: (650) 903-9001

Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Master Sublandlord and Master Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Master Sublandlord and Master Landlord.

          33.2 INCORPORATION OF PRIOR AGREEMENTS. This Sublease incorporates all agreements of Sublandlord and Subtenant with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, whether oral or written, pertaining to the subject matter hereof.

            33.3 MODIFICATIONS. This Sublease may be modified or amended only by an instrument in writing executed by Sublandlord and Subtenant, stating that such instrument is an amendment to this Sublease.

            33.4 SEVERABILITY. This Sublease shall be governed by and construed in accordance with the laws of the State of California. If any term or provision of this Sublease is found by a court of competent jurisdiction to be void or unenforeceable, such term or provision shall be deemed severed from the remainder of the terms and provisions of this Sublease, and said remainder shall remain in full force and effect, according to its terms and provisions, to the extent permitted by law.

            33.5 ATTORNEYS' FEES. In the event of any action at law or in equity (including but not limited to specific performance) between Sublandlord and Subtenant arising out of this Sublease or to enforce any of the provisions or rights hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs, including investigation costs and similar expenses and including attorneys' fees, incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as part of such judgment. If either party to this Sublease becomes a party to any litigation concerning this Sublease or the Sublease Premises by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party whose act or omission causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

            33.6 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions contained in this Sublease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Sublease.

            33.7 COUNTERPARTS. This Sublease may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument.

      34. RIGHT OF FIRST OFFER. Throughout the Term of this Sublease (and the Extension Period, if applicable), Subtenant shall have a first right to offer to sublease the approximately fifty-five thousand eight hundred (55,800) rentable square feet of space located at 1565 Charleston Road, Mountain View, California (the "Additional Premises"), to the extent the Additional Premises become available for sublease.

            34.1 NOTICE OF AVAILABILITY; OFFER NOTICE. At any time Sublandlord anticipates that the Additional Premises may become available, Sublandlord shall give Subtenant written notice of the availability of the Additional Premises. The notice shall set forth the date that Sublandlord is expected to vacate the Additional Premises, the term of sublease being offered, and other required terms and conditions of the proposed sublease, and shall offer to sub-sublease the Additional Premises on such terms and conditions for the

Fair Market Rental Rate (as determined below). If Subtenant desires to sublease the Additional Premises for the term of the proposed sublease on the specified terms and conditions, Subtenant shall, within ten (10) business days after Subtenant's receipt of Sublandlord's notice, give Sublandlord written notice setting forth Subtenant's determination of the fair market rental rate for the Additional Premises (the "Offer Notice"). Sublandlord shall have ten (10) business days from receipt of the Offer Notice to either accept such fair market rental rate or to reasonably object thereto in writing. Failure of Sublandlord to accept or object to Subtenant's Offer Notice within the time period shall conclusively be deemed Sublandlord's objection to the fair market rental rate set forth in the Offer Notice.

      34.2 FAIR MARKET RENTAL RATE. If Sublandlord objects to the fair market rental rate submitted by Subtenant, Sublandlord and Subtenant shall attempt in good faith to agree upon such fair market rental rate, which shall be defined as the prevailing fair market rental rate for similar space in a comparable building taking into account what a willing, comparable tenant will pay for such space and what a landlord of a comparable building would accept, at arm's length for space of comparable size, quality and floor height as the Additional Premises taking into account the age, quality and layout of the existing improvements in the Additional Premises and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, operating expenses, parking, and lease concessions, if any, then being charged or granted by lessors of comparable buildings (the "Fair Market Rental Rate").

      34.3 DETERMINATION OF FAIR MARKET RENTAL RATE. If Sublandlord and Subtenant fail to reach agreement on the Fair Market Rental Rate within thirty
(30) days from Sublandlord's written or deemed objection to the Offer Notice then, at Subtenant's election, Subtenant may either retract its Offer Notice or require that each party's determination of the Fair Market Rental Rate for the Additional Premises be submitted to appraisal in accordance with subparagraphs
(i) through (vii) below.

            (i) Sublandlord and Subtenant shall each appoint one (1) appraiser who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Santa Clara County area. The determination of the appraisers shall be limited solely to the issue of whether Sublandlord's or Subtenant's Fair Market Rental Rate for the Additional Premises is the closer to the actual Fair Market Rental Rate for the Additional Premises as determined by the appraisers, taking into account the requirements with respect thereto set forth in this Section. Each such appraiser shall be appointed within fifteen (15) days of the expiration of the thirty-day period provided above for the parties' good faith negotiations.

            (ii)  The two (2) appraisers so appointed shall, within fifteen
(15) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two appraisers.

               (iii) The three appraisers shall, within thirty (30) days of the appointment of the third appraiser, reach a decision as to whether the parties shall use Sublandlord's or Subtenant's submitted Fair Market Rental Rate to establish the new Base Rent, and shall notify Sublandlord and Subtenant thereof. Such decision shall be based upon the projected fair market rentals being paid under comparable leases for similar office space in comparable buildings.

               (iv) The decision of the majority of the three appraisers shall be binding upon Sublandlord and Subtenant.

               (v) If either Sublandlord or Subtenant fails to appoint an appraiser within the time period specified in subparagraph (i) hereinabove, the appraiser appointed by one of them shall reach a decision, notify Sublandlord and Subtenant thereof, and such appraiser shall be binding upon Sublandlord and Subtenant.

               (vi) If the two appraisers fail to agree upon and appoint a third appraiser, a third appraiser shall be appointed by the Superior Court of Santa Clara County, California.

               (vii) Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of it, and each party shall pay one-half (1/2) of the fees and expenses of the third appraiser, if any.

          34.4 CONDITIONS PRECEDENT. Subtenant's right of offer to sublease the Additional Premises is subject to each of the following: (i) Subtenant shall have already delivered to Sublandlord, or will deliver to Sublandlord concurrently with Subtenant's Offer Notice, Subtenant's election to extend the Sublease Term for the Extension Period provided in Section 3.2 of this Sublease; (ii) at the time of Subtenant's Offer Notice to Sublandlord, Subtenant shall be in not less than 80% occupancy of the Sublease Premises; and
(iii) Subtenant shall be prohibited from subletting or assigning the Additional Premises for a period of six (6) months from the commencement date of Subtenant's sublease of the Additional Premises (except pursuant to a Permitted Transfer or to an affiliate).

          34.5 MASTER SUBLANDLORD'S AND MASTER LANDLORD'S CONSENT. Subtenant's right of first offer for the Additional Premises as set forth in this Article 34 shall be subject to receipt of any consents necessary under the Master Sublease and Master Lease. If Sublandlord is unable to obtain any necessary consents to Subtenant's right of first offer for the Additional Premises, Subtenant's right of first offer shall immediately terminate and neither party shall have any further rights or obligations under this Article.

          34.6 TERMS OF SUBLEASE FOR ADDITIONAL PREMISES. Subtenant's sublease of the Additional Premises shall be on all of the terms and conditions of this Sublease, except for those terms and conditions stated in Sublandlord's notice, Base Rent for the Additional Premises which shall be determined as provided in Sections 34.2 and 34.3 above, and Subtenant's Sublease Share which shall be recalculated to account for the square footage of the Additional Premises and all figures in this Sublease affected by the addition of the square footage of the Additional Premises shall be adjusted accordingly.

     IN WITNESS WHEREOF, the parties have executed this Sublease on the day and year first above written.

SUBLANDLORD:

ARIBA, INC.,
a Delaware corporation

By: /s/ ALLISON CHAO
   ------------------------------
Name: Allison Chao
     ----------------------------
Its: VP & Corporate Controller
    -----------------------------


SUBTENANT:

REMEDY CORPORATION,
a Delaware corporation

By: /s/ RON J. FIOR
   ------------------------------
Name: Ron J. Fior
     ----------------------------
Its: CFO, V.P. Finance/Ops
    -----------------------------

                                   EXHIBIT A

                                MASTER SUBLEASE